INDEPENDENT TAX ADVISORS' CONSENT


     We hereby consent to the summarization of our tax opinion and the use of our name as they appear under the "U.S. Federal and Canadian Income Tax Consequences" section of the Registration Statement of Omnicom Group Inc. on Form S-4 as filed with the Securities and Exchange Commission on June 19, 1995, as amended. We also consent to the filing of our tax opinion as an exhibit to the Registration Statement of Omnicom Group Inc. on Form S-4 as filed with the Securities and Exchange Commission on June 19, 1995, as amended.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan


August 3, 1995